For period ended 10-31-08
Registrant Name: American Beacon Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  New World Resources NV
Date of purchase:          5/9/08
Date offering commenced:   5/9/08
Purchase price:            13.25 GBP
Commission rate:           0.012 GBP
Securities acquired from:  Goldman Sachs International
Affiliated underwriter:    Morgan Stanley & Co. International PLC
Amount purchased:          4,424
Total offering:            83,013,344


Security:                  InnoLux Display Corp. GDS
Date of purchase:          11/1/07
Date offering commenced:   11/1/07
Purchase price:            9.02 USD
Commission rate:           0.70%
Securities acquired from:  Credit Suisse
Affiliated underwriter:    Morgan Stanley & Co.
Amount purchased:          31,856
Total offering:            149,967,500


Security:                  Bolsa de Mercadorias & Futuros-BM&F S.A.
Date of Purchase:          11/29/07
Date Offering commenced:   11/28/07
Purchase price:            20.00 BRL
Commission Rate:           0.40%
Securities acquired from:  JPMorgan Secs. Ltd.
Affiliated Underwriter:    Morgan Stanley Bradesco BBI
Amount purchased:          25,000
Total offering:            260,160,736


The following Rule 10f-3 transaction was effected by the Large Cap Value Fund:

Security:                  American International Group
Date of purchase:          5/12/08
Date offering commenced:   5/12/08
Purchase price:            38.00 USD
Commission rate:           0.00
Securities acquired from:  JPMorgan Securities Inc.; Citigroup Global
                           Markets Inc.; Merrill Lynch, Pierce, Fenner &
                           Smith Inc.; Lehman Brothers Inc.; Credit
                           Suisse Securities (USA) LLC; Deutsche Bank
                           Securities Inc.; Keefe, Bruyette & Woods Inc.
Affiliated underwriter:    Wachovia Securities
Amount purchased:          268,270
Total offering:            171,052,631